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                                THIRD AMENDMENT
                                     TO THE
            DTE ENERGY COMPANY EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN

                                    RECITALS

A. DTE Energy Company (the "Company") adopted the DTE Energy Company Executive Supplemental Retirement Plan (the "Plan") to enable the Company to attract and retain executives.

B. The Organization and Compensation Committee (the "Committee") of the Company's Board of Directors is authorized to amend the Plan.

C. By a resolution properly adopted on October 30, 2006, the Committee amended the Plan to permit discretionary Company contributions and to eliminate duplicate benefits for certain participants.

                                 PLAN AMENDMENT

Effective October 30, 2006, the DTE Energy Company Executive Supplemental Retirement Plan is amended:

1. Section 2.01 is replaced in its entirety with the following:

      2.01. "ACCOUNT" means, except as to a Frozen MSBP Participant's Benefit, the hypothetical record or bookkeeping entry maintained by the Company reflecting each Participant's Opening Balance (if any), Compensation Credits, Discretionary Contributions, credited earnings and losses, and distributions under the Plan. The term "Account" should not be construed as an actual segregation of assets for the benefit of any particular Participant.

2. New Section 2.15A is added as follows:

      2.15A "DISCRETIONARY CONTRIBUTION" means a credit to a Participant's Account in addition to Compensation Credits. A Discretionary Contribution will be stated as a percentage of a Participant's Compensation or as a lump sum amount. All Discretionary Contributions must be approved by the Committee.

3. Section 4.01 is amended by adding the following sentence at the end of the second paragraph:

      A Discretionary Contribution will be credited to a Participant's Account as of the date determined by the Committee when the Committee approves the Discretionary Contribution.

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4. Section 5.03 is replaced in its entirety with the following:

      5.03. Election for Frozen MSBP Participants. (a) A Frozen MSBP Participant who has Compensation Credits or Discretionary Contributions credited to his or her Account under section 4.01 must make the election described in section 5.02. The Frozen MSBP Participant may not receive both the Participant's MSBP benefit and the Participant's Account.

            (b) A Frozen MSBP Participant who has not had any Compensation Credits or Discretionary Contributions credited to his or her Account under section 4.01 does not have an election as described in section 5.02. The benefit available to the Frozen MSBP Participant will be calculated as described in section 5.01(a) or (b).

5. Section 7.02(a) is amended by inserting ", Discretionary Contributions" after "Compensation Credits" in the last sentence.

                            CERTIFICATE OF SECRETARY
                                       OF
                               DTE ENERGY COMPANY

I, Sandra Kay Ennis, certify that I am the Corporate Secretary of DTE Energy Company, a Michigan corporation (the "Company"), and have access to the Company's corporate records and am familiar with the matters contained and certified to in this Certificate.

I certify that, at a duly called meeting of the Organization and Compensation Committee (the "Committee") of the Board of Directors of the Company held on October 30, 2006, the Committee adopted the above resolutions and amendment.

/s/ Sandra Kay Ennis
---------------------
Sandra Kay Ennis
Corporate Secretary

November 9, 2006
-------------------
Date

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